EXHIBIT 10.1


                                    SUBLEASE
                                    --------

This SUBLEASE (the "Sublease") is dated as of the 23rd day of May, 2002 by and between HALE AND DORR LLP, a Massachusetts limited liability partnership having a principal place of business at 60 State Street, Boston, MA 02109 ("Sublandlord"), and CYTOGEN CORPORATION, a Delaware corporation having a principal place of business at 600 College Road East, CN 5308, Princeton, NJ 08540 ("Subtenant").

                                 R E C I T A L S
                                 ---------------

WHEREAS, pursuant to that certain Lease dated as of August 19, 1998 by and between 650 COLLEGE ROAD ASSOCIATES, L.P. ("Prime Landlord"), as landlord, and Buchanan Ingersoll Professional Corporation ("BIPC"), as tenant, as amended by Amendments Number One and Two to Lease Agreement dated as of, respectively, May 23, 2000 and December 1, 2000 (collectively, the "Prime Lease"), a copy of which Lease and Amendments are attached hereto as Exhibit A, BIPC leased from Prime Landlord certain premises (the "Original Premises") located on the third and fourth floors in the building at 650 College Road East, Princeton, NJ 08540 (the "Building"), which Original Premises contain approximately 68,437 rentable square feet of space, as more fully described in the Prime Lease; and

WHEREAS, the Prime Lease has been assigned to and assumed by Sublandlord by Assignment and Assumption Agreement dated February 15, 2001; and

WHEREAS, Subtenant desires to sublease from Sublandlord a portion of the Original Premises containing 11,493 rentable square feet on the third floor and more particularly shown crosshatched on the floor plan attached hereto as Exhibit B (the "Subleased Premises"), and Sublandlord is willing to sublease the Subleased Premises to Subtenant on the provisions, covenants and conditions hereinafter set forth.

                                A G R E E M E N T
                                -----------------

NOW, THEREFORE, in consideration of Ten Dollars ($10.00), the mutual covenants made herein, and other consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, Sublandlord hereby subleases to Subtenant and Subtenant hereby takes and hires from Sublandlord the Subleased Premises, on the terms and conditions set forth below:

     1. Defined Terms. All terms defined in the Prime Lease and used herein shall, unless otherwise defined herein, have the meanings ascribed to such terms in the Prime Lease.

     2. Term. The term of this Sublease (the "Sublease Term") shall commence on August 1, 2002 (the "Sublease Term Commencement Date"), and shall continue until July 31, 2005 unless sooner terminated in accordance with the provisions of this

Sublease. In addition, the Subtenant shall have a one time right to exercise an option to extend the term of the Sublease Term for a two (2) year period of time, commencing August 1, 2005 and terminating July 31, 2007. The monthly Base Rent for each month of the renewal term shall be $23,129.66. Subtenant must provide Sublandlord with written notice of Subtenant's exercise of the two (2) year option, which written notice must be delivered to Sublandlord no later than January 1, 2005, time being made specifically and expressly hereby of the essence for the delivery of said notice by Subtenant to Sublandlord. It is also a precondition to the exercise of the two (2) year option period that Subtenant be and remain current in the payment and performance of all obligations of the Sublease, both at the time of delivery of the notice to exercise the option period and at the commencement date of the option period.

     3. Delivery. The Subleased Premises shall be delivered to Subtenant on the Sublease Term Commencement Date, broom-clean and free of all occupants but otherwise "as-is, where-is and with all faults," without representation or warranty, express or implied, and Subtenant hereby waives, disclaims and renounces any representation or warranty. Neither Prime Landlord nor Sublandlord shall have any obligation to make any improvements in or to the Subleased Premises. Subtenant shall not make any improvements to the Subleased Premises without first having obtained Prime Landlord's and Sublandlord's consent thereto, it being understood that Prime Landlord and Sublandlord may, in their sole discretion, withhold such consents.

     4. Base Rent. Subtenant shall pay to Sublandlord, in advance, monthly installments, without withholding, offset or reduction, Base Rent of $22,028.25 per month commencing one month after the Sublease Term Commencement Date (the "Rent Commencement Date"). Base Rent for any partial calendar months at the beginning or end of the Sublease Term shall be prorated on a daily basis. Subtenant acknowledges that Sublandlord's payments of Base Rent for the Original Premises are paid to Prime Landlord on the first day of each calendar month during the Term and Subtenant therefore covenants and agrees that its payments of Base Rent hereunder shall be paid to Sublandlord at least five (5) business days prior to the first of each calendar month.

     5. Additional Rent. Subtenant acknowledges that pursuant to Paragraph 3 (b) of the Prime Lease, Sublandlord is obligated to pay to Prime Landlord additional rent on account of operating costs, insurance and real estate taxes for the Building, as more particularly described in such Paragraph. Subtenant shall pay to Sublandlord, with its monthly payment of Base Rent from and after the Rent Commencement Date, Subtenant's proportionate share of Sublandlord's additional rent obligations under the Prime Lease, such proportionate share being fixed at 16.9% (the number of rentable square feet in the Subleased Premises expressed as a percentage of the number of rentable square feet in the Original Premises); (referred to hereinafter as "Subtenant's Proportionate Share") provided that, for the purpose of this Sublease, the Subtenant's Base Year shall be the 2001 calendar year. Sublandlord shall deliver to Subtenant promptly after receipt thereof any documentation and statements of operating costs, insurance or real estate taxes delivered to Sublandlord by Prime Landlord. Additional Rent payable hereunder for any partial calendar month at the beginning or end of the Sublease Term shall be pro-rated on a daily basis. Upon Subtenant's written request, and subject to the terms and conditions of the Prime Lease, Sublandlord shall cause an audit to be conducted of Prime Landlord's books and records. Said audit shall be conducted at the sole cost and expense of Subtenant.

     6. Use. The Subleased Premises shall be used solely for general office use and for uses ancillary thereto, but for no other uses.

     7. Prime Lease. Subtenant agrees that it will do nothing in, on or about the Subleased Premises which would result in the breach by Sublandlord of its undertakings and obligations under the Prime Lease. Except as expressly set forth herein, this Sublease shall be subject to and on all of the terms and conditions as are contained in the Prime Lease and the provisions of the Prime Lease are hereby incorporated into this Sublease as if Sublandlord were the landlord thereunder and Subtenant the tenant thereunder. Where appropriate, references to "Landlord" in the Prime Lease shall be deemed to mean "Sublandlord" hereunder and references to "Tenant" in the Prime Lease shall be deemed to mean "Subtenant" hereunder, it being understood and agreed that Sublandlord will not be acting as, or assuming any of the responsibilities of, Prime Landlord, and all references in the Prime Lease to Landlord-provided services or Landlord insurance requirements, and any other references which by their nature relate to the owner or operator of the Building, rather than to a tenant of the Building subleasing space to a subtenant, shall continue to be references to Prime Landlord and not to Sublandlord. Without limiting the foregoing, Subtenant expressly agrees that it does not have any right to expand the premises or extend the term under either the Sublease or the Prime Lease and that it is not entitled to any expenditure or allowance by Sublandlord or Prime Landlord with respect to improvements to the Subleased Premises, except as expressly set forth herein.

     8. Subtenant's Covenants. Subtenant covenants to Sublandlord to perform all of the covenants and obligations to be performed by Sublandlord as Tenant under the Prime Lease as the same relate to the Subleased Premises and to comply with this Sublease and the applicable provisions of the Prime Lease, as modified by this Sublease, in all respects (including, without limitation, complying with all OSHA, environmental and other applicable laws, regulations and standards). If Subtenant shall fail to make any payment or perform any act required to be made or performed by Subtenant under the Prime Lease pursuant to Subtenant's assumption of Sublandlord's obligations thereunder as they relate to the Subleased Premises, and such default is not cured by Subtenant at least three
(3) business days prior to the expiration of such Prime Lease cure period, Sublandlord, without waiving or releasing any obligation or default hereunder, may (but shall be under no obligation to) make such payment or perform such act for the account and at the expense of Subtenant, and may take any and all such actions as Sublandlord in its sole discretion deems necessary or appropriate to accomplish such cure. If Sublandlord shall reasonably incur any expense in remedying such default, Sublandlord shall be entitled to recover such sums upon demand from Subtenant as Additional Rent under this Sublease.

     9. Sublandlord's Covenants. Sublandlord covenants to Subtenant to perform all of the terms and provisions required of it under the Prime Lease and to promptly pay when due all rents due and accruing to Prime Landlord. Sublandlord will use reasonable efforts to enforce on behalf of Subtenant Sublandlord's rights under the Prime Lease. Nothing contained in this Sublease shall be construed as a guarantee by Sublandlord of any of the obligations, covenants, warranties, agreements or undertakings of Prime Landlord in the Prime Lease, nor as an undertaking by Sublandlord to Subtenant on the same or similar terms as are contained in the Prime Lease.

     10. Indemnification. Subtenant shall indemnify Prime Landlord and Sublandlord and hold them harmless from and against any and all claims, demands suits, judgments, liabilities, costs and expenses, including reasonable attorneys fees, arising out of or in connection with Subtenant's use and possession of the Subleased Premises, or arising out of the failure of Subtenant, its agents, contractors or employees to perform any covenant, term or condition of this Sublease or of the Prime Lease to be performed by Subtenant hereunder. Sublandlord shall indemnify Subtenant and hold Subtenant harmless from and against any and all claims, demands, suits, judgments, liabilities, costs and expenses, including reasonable attorneys fees, arising out of the failure of Sublandlord to perform any covenant, term or condition of this Sublease or of the Prime Lease to be performed by Sublandlord hereunder.

     11. Assignment and Subletting. Subtenant shall not assign this Sublease in whole or in part or sublet the Subleased Premises in whole or in part without the prior written consent of both Prime Landlord and Sublandlord, which consents shall be specifically and expressly controlled by the terms of the Prime Lease. If, as to any sublease or assignment for which Sublandlord's consent is necessary, Subtenant receives rent or other consideration in excess of the Base Rent and Additional Rent payable under this Sublease, Subtenant shall pay to Sublandlord one-half of such excess, after deducting Subtenant's reasonable legal and brokerage expenses and fit-up expenses paid for by Subtenant at the time of such subleasing or assignment. Amounts received by Sublandlord under the immediately preceding sentence shall, after deducting Sublandlord's reasonable legal expenses incurred in connection therewith, be divided evenly between Prime Landlord and Sublandlord. If Sublandlord and Prime Landlord consent to any such assignment or subletting, Subtenant shall remain fully and primarily liable to Sublandlord, in all respects, under the Sublease.

     12. Security Deposit. Upon the commencement of the lease, Subtenant has delivered to Sublandlord an evergreen letter of credit issued by a federally chartered banking institution ("Institution") in the amount of $44,056.50 ("Subtenant's Security"), such letter to be held by Sublandlord as security for the performance of Subtenant's obligations under this Sublease. Upon the occurrence of any default by Subtenant hereunder, Subtenant agrees that Sublandlord may draw upon all or any part of Subtenant's Security and apply the same to any obligation of Subtenant hereunder. If all or any portion of Subtenant's Security is applied by Sublandlord against any of Subtenant's obligations hereunder, Subtenant shall promptly restore Subtenant's Security to its original amount. The letter of credit shall provide, among other items, that the Institution shall provide Sublandlord with forty-five (45) days written notice of any election not to renew and that Sublandlord may then draw upon the letter of credit if no suitable letter of credit is provided at least thirty
(30) days prior to expiration of the existing letter of credit.

     13. Brokers. Each of Sublandlord and Subtenant represents and warrants to the other that it has not dealt with any broker in connection with this Sublease, and each agrees to indemnify, defend and hold the other harmless from and against any breach of said representation and warranty.

     14. Utilities. Subtenant shall be responsible for all utilities (including light, plug and HVAC electricity) in the Subleased Premises, to be paid by Subtenant to Sublandlord within ten (10) days after billing therefor. Subtenant's payment obligation hereunder shall be equal to the utility costs for the third floor of the Building (which third floor is separately metered) times the then effective Subtenant's Proportionate Share. Subtenant shall be permitted the use of heating and air conditioning 24 hours per day, 7 days per week, conditioned upon Subtenant complying with the terms and conditions of the Prime Lease including, but not limited to, Paragraph 6, Services and Utilities, Subparagraph (e).

     15. Parking and Signage. Subtenant shall be entitled to use Subtenant's then applicable Proportionate Share of the parking spaces allocated to Sublandlord under the Prime Lease, on a non-exclusive basis. Sublandlord shall have no obligation to police the parking areas or enforce Subtenant's parking rights hereunder. Subtenant shall be entitled to its pro-rata share of signage rights under the Prime Lease.

     16. Miscellaneous.
         --------------

          A. Counterparts. This instrument may be signed in counterpart originals, which, taken together, shall constitute a single original instrument.

          B. Notices. Notices to Sublandlord or Subtenant required or permitted hereunder shall be sent in the manner prescribed in the Prime Lease to the respective addresses set forth above to the attention of John D. Hamilton, Jr., Chairman, in the case of notices to Sublandlord and of H. Joseph Reiser, President and Chief Executive Officer, in the case of notices to Subtenant.

          C. Amendments. This Sublease may not be changed or terminated orally but only by an agreement in writing signed by both Sublandlord and Subtenant.

          D. Estoppel Certificates. Sublandlord and Subtenant each agree to furnish within twenty (20) days after written request therefor by the other, a certificate stating (i) that this Sublease is in full force and effect and has not been amended or modified (or describing such amendment or modification, if any); (ii) the dates through which Base Rent and additional rent have been paid hereunder; and (iii) that there are no defaults under this Sublease known to the signer of the certificate (or specifying such defaults, if known).

          E. No Waiver. The failure of either party to insist on strict performance of any covenant or condition hereof, or to exercise any option contained herein, shall not be construed as a waiver of such covenant, condition or option in any other instance.

          F. Memorandum of Lease. Subtenant shall not record this Sublease or any memorandum hereof.

          G. Governing Law. The parties agree that the rights and obligations of the parties under this Sublease shall be governed and construed in accordance with the laws of the State of New Jersey.

          H. Severability. The invalidity of any of the provisions of this Sublease will not impair or affect in any manner the validity, enforceability or effect of the rest of this Sublease.

          I. Entire Agreement. All understandings and agreements, oral or written, heretofore made between the parties hereto are merged in this Sublease, which alone fully and completely expresses the agreement between Sublandlord and Subtenant.

          J. Relationship Between the Parties. This Sublease does not create the relationship of principal and agent, nor does it create any partnership, joint venture, or any association or relationship between Sublandlord and Subtenant other than as and to the extent specifically provided in this Sublease, the sole relationship of Sublandlord and Subtenant being that of sublandlord and subtenant as provided in this Sublease.

          K. Remedies Cumulative. Except as specifically provided herein, all rights and remedies of Sublandlord under this Sublease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

          L. Condition Precedent. The effectiveness of this Sublease is expressly subject to and conditional upon the conditions set forth in Section 17 of the Prime Lease. Sublandlord agrees to promptly notify the Prime Landlord of this proposed Sublease in accordance with Paragraph 17 of the Prime Lease. Sublandlord and Subtenant shall cooperate in seeking to obtain the required consent of the Prime Landlord. The submission by Sublandlord to Subtenant of this Sublease shall have no binding force or effect, shall not constitute an option for the leasing of the Subleased Premises, nor confer any rights or impose any obligations upon either party until the execution thereof by Sublandlord and Subtenant and the delivery of an executed original copy thereof to Sublandlord.

          M. Limitation on Liability. Notwithstanding any provision of this Sublease to the contrary, Subtenant's recourse hereunder shall be solely to the assets of the Sublandlord, and no partner, member, shareholder, joint venture partner, retired and withdrawn partner, retired or withdrawn member, retired or withdrawn shareholder, directly or indirectly, of the Sublandlord (the "Exculpated Parties") shall be personally liable for the payment or performance of any of Sublandlord's obligations under this Sublease or to satisfy a monetary judgment for Sublandlord's failure to make any such payment or perform any obligation hereunder. Subtenant shall not seek any monetary damages against any of the Exculpated Parties in connection with this Sublease.

IN WITNESS WHEREOF, the parties have executed this Sublease as an instrument under seal as of the date first written above.

                                     SUBLANDLORD:

                                     HALE AND DORR LLP

                                     By: /s/ John D. Hamilton, Jr.
                                         ---------------------------------------
                                         John D. Hamilton, Jr.
                                         Chairman


                                     SUBTENANT:

                                     CYTOGEN CORPORATION


                                     By: /s/ H. Joseph Reiser
                                         ---------------------------------------
                                         H. Joseph Reiser
                                         President and Chief Executive Officer